UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2013

NCR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3097 Satellite Blvd.,
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2013, the Compensation and Human Resource Committee of the Board of Directors of NCR Corporation (the “Company”) amended the NCR Corporation 2011 Economic Profit Plan (the “EPP”) to revise the definition of “Cash Flow from Operations” to exclude certain extraordinary payments made to or under the Company’s global defined pension and retirement plans and certain other extraordinary items that the committee administering the EPP determines should be excluded on a case-by-case basis. Cash Flow from Operations is a non-GAAP financial measure used for the Cash Flow Test, as defined under the EPP, to determine the timing of certain EPP bonus payments in order to ensure that the Company is generating sufficient cash flow each year to meet its operating needs prior to paying any bonus that may be earned under the EPP.

Beginning in 2010, in connection with its strategic goal to improve both the capital structure and overall financial position of the Company, the Board of Directors determined that it was in the best interests of the Company and its stockholders to undertake a multi-phase strategy to reduce the future volatility of the Company’s global pension and retirement plans and to improve the funded status of such plans. Implementation of this strategy involves the Company making certain voluntary cash contributions and payments (collectively, the “Pension Contributions”) to or in connection with the Company’s pension and retirement plans.

While the execution of this strategy has substantially improved the Company’s capital structure and overall financial position of the Company, the Pension Contributions result in a decrease to the expected annual “Cash Flow from Operations” (as defined and discussed by the Company in its quarterly and annual reports on Form 10-Q and 10-K).

As amended, the definition of “Cash Flow from Operations” under the EPP will be adjusted to exclude (i) any extraordinary cash payments made to or under the Company’s global defined benefit pension and retirement plans in connection with the Company’s strategy to reduce pension liability or increase pension funding (including, but not limited to, cash payments made in connection with any annuity purchase, plan termination or settlement) and (ii) any other extraordinary items that the committee administering the EPP determines should be excluded on a case-by-case basis with respect to a Performance Period under the EPP.

The foregoing description of the amendment to the EPP does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01   Other Events.

In connection with the multi-phase pension strategy described above, on October 1, 2013, the Company made a Pension Contribution of $100 million to its U.S. qualified pension plan.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is attached with this current report on Form 8-K.

                Exhibit No.                            Description
                10.1                                       Third Amendment to the NCR Corporation 2011 Economic Profit Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Secretary
Date: October 4, 2013